Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Net Element, Inc.

Miami, Florida

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2015, relating to the consolidated financial statements of Net Element, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ DASZKAL BOLTON LLP

Fort Lauderdale, Florida

December 4, 2015